UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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BlackRock, Inc.

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BlackRock Nominates Chuck Robbins to Board of Directors

New York, April 5, 2017 – BlackRock, Inc. (NYSE: BLK) today announced that Charles H. “Chuck” Robbins, Chief Executive Officer of Cisco Systems, Inc. (“Cisco”), has been nominated to join BlackRock’s Board of Directors. Mr. Robbins will be included as a nominee in BlackRock’s 2017 proxy statement and if elected by shareholders, he will join the Board as an independent director following the company’s Annual Meeting on May 25.

“Throughout his career, Chuck has helped global corporations navigate a world being reshaped by technological advancement,” said Laurence D. Fink, BlackRock Chairman and CEO. “At BlackRock, technology is rapidly transforming how we invest, measure risk, distribute our products, and run our operations. Embracing and driving that transformation has been a key differentiator for BlackRock since our founding and remains core to our future success.

“We have consciously developed our Board with an eye towards the future. Since 2012, we’ve added five independent directors who bring fresh perspectives and diverse skills and experiences to help shape the company’s long-term growth strategy. Chuck brings a deep understanding of technology’s promise to our Board at a crucial time for BlackRock.”

Chuck Robbins

Mr. Robbins serves as the Chief Executive Officer of Cisco and a member of its board of directors. Prior to assuming this role in July 2015, he was Senior Vice President of Cisco’s Worldwide Field Operations and led its Worldwide Sales and Partner Organization where he helped drive and execute many of Cisco’s investment areas and strategy shifts. He serves as Chairman of the U.S.-Japan Business Council, Chair of the IT Governors Steering Committee for the World Economic Forum and is a Member of the International Business Council for the World Economic Forum and The Business Roundtable.

About BlackRock

BlackRock is a global leader in investment management, risk management and advisory services for institutional and retail clients. At December 31, 2016, BlackRock’s AUM was $5.1 trillion. BlackRock helps clients around the world meet their goals and overcome challenges with a range of products that include separate accounts, mutual funds, iShares® (exchange-traded funds), and other pooled investment vehicles. BlackRock also offers risk management, advisory and enterprise investment system services to a broad base of institutional investors through BlackRock Solutions®. As of December 31, 2016, the firm had approximately 13,000 employees in more than 30 countries and a major presence in global markets, including North and South America, Europe, Asia, Australia and the Middle East and Africa. For additional information, please visit the Company’s website at www.blackrock.com | Twitter: @blackrock_news | Blog: www.blackrockblog.com | LinkedIn: www.linkedin.com/company/blackrock

ADDITIONAL INFORMATION AND WHERE TO FIND IT

BlackRock, Inc. (the “Company”), its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”). The Company plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2017 Annual Meeting (the “2017 Proxy Statement”). Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2017 Proxy Statement and other materials to be filed with the SEC in connection with the 2017 Annual Meeting. This information can also be found in the Company’s definitive proxy statement for its 2016 Annual Meeting of Stockholders (the “2016 Proxy Statement”), filed with the SEC on April 15, 2016, or the Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 28, 2017 (the “Form 10-K”). To the extent holdings of the Company’s securities have changed since the amounts printed in the 2016 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

SHAREHOLDERS ARE URGED TO READ THE 2017 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), 2016 PROXY STATEMENT, FORM 10-K AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain, free of charge, copies of the 2017 Proxy Statement (when filed), 2016 Proxy Statement, Form 10-K and any other documents filed or to be filed by the Company with the SEC in connection with the 2017 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://www.blackrock.com) or by writing to the Company’s Secretary at BlackRock, Inc., 55 East 52nd Street, New York, New York 10055.